UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 1, 2024

Stem Holdings, Inc.

(Exact Name of Registrant as Specified in its Charter)

Nevada	000-55751	61-1794883
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

2201 NW Corporate Blvd, Suite 205 Boca Raton, FL 33431	33431
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (561) 237-2931

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of exchange on which registered
Common Stock par value $0.001	STMH	OTC Pink Sheets

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

TABLE OF CONTENTS

Item 3.03	Material Modification to Rights of Security Holders

Item 9.01	Financial Statements and Exhibits

SIGNATURES

Item 3.03	Material Modification to Rights of Security Holders.

On February 1, 2024, Stem Holdings, Inc. announced that the February 1, 2024 effectiveness of a one for 100 reverse stock split. The shares of Stem will continue to trade under the symbol, STMH on the OTC Pink Sheets and, STEM on the CSE,

The reverse split was approved by the Company’s shareholders on December 28, 2022 and approved by the Company’s Board of Directors on November 27, 2023, with a filing with the Nevada Secretary of State on December 18, 2023.

Effective February 1, 2024, the Company’s Common Stock will trade under CUSIP 85858U305 and the Company’s former CUSIP (85858U107) will be suspended effective February 1, 2024. As a result of the reverse split, the Company’s 557,999,222 shared will be converted into 5,579,992 post-split shares. All fractional interests resulting from the reverse split will be rounded up to the nearest whole share.

Company shares in brokerage accounts will automatically be converted to shares of Stem (CUSIP NO: 85858U305) by Depository Trust Company (“DTC”) and the brokerage firms. There is no additional action required from investors with deposited Company common shares.

Company shareholders needing to contact the transfer agent should submit and online ticket at https://odysseycontact.com/ for service.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

 None.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Stem Holdings, Inc.

By:	/s/ Matthew Cohen
Name:	Matthew Cohen
Title:	President

Dated: February 1, 2024